Exhibit 23.8
Independent Auditors’ Consent
The Partners
910 Louisiana and 777 Walker:
We consent to the use of our reports dated March 12, 2004, with respect to the statements of revenues and certain operating expenses of 910 Louisiana, Houston, Texas and 777 Walker, Houston, Texas incorporated by reference into Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-108780) of Hines Real Estate Investment Trust, Inc., and to the reference to our firm under the heading “Experts” in the registration statement.
/s/ KPMG LLP
Houston, Texas
August 19, 2005